Exhibit 4.6

			   THIRD AMENDMENT


	  THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 11, 1996, among SEALED AIR CORPORATION, a Delaware corporation (the "Company"), SEALED AIR B.V., a corporation organized and existing under the laws of the Netherlands, SEALED AIR LIMITED, a corporation organized and existing under the laws of England, SEALED AIR (NZ) LIMITED, a corporation organized and existing under the laws of New Zealand (each a "Subsidiary Borrower" and together with the Company, the "Borrowers", and each a "Borrower"), BANKERS TRUST COMPANY, as Agent (the "Agent") and the lenders party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


			W I T N E S S E T H :


	  WHEREAS, the Borrowers, various lenders (the "Banks") and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

	  WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided;


	  NOW, THEREFORE, it is agreed:

	  1. Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x) thereof, (ii) deleting the period appearing at the end of clause (xi) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (xii) at the end thereof:

	  "(xii) additional Liens on assets of the Company or any of its Subsidiaries so long as such Liens (i) only attach to those assets that comprise the non-United States operations of the Company or such Subsidiary and (ii) the aggregate principal amount of all Indebtedness and other obligations secured by such Liens does not exceed $10,000,000 (or the Dollar Equivalent thereof in the case of Indebtedness or other obligations incurred in a currency other than Dollars) at any time outstanding."

	  2. The Banks hereby acknowledge and agree that from and after the Amendment Effective Date (as defined below) the Company shall not be required to deliver the monthly reports pursuant to Section 7.01(a) of the Credit Agreement.

	  3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

	  4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

	  5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
   BY THE LAWS OF THE STATE OF NEW YORK.

	  6. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Borrowers and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

	  7. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

	IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


			      SEALED AIR CORPORATION


			      By s/ Warren H. McCandless
				   Title:  Senior Vice President - Finance

			      SEALED AIR B.V.


			      By s/William V. Hickey
				    Title:  Managing Director

			      SEALED AIR LIMITED


			      By s/William V. Hickey
				   Title:  Attorney in Fact

			      SEALED AIR (NZ) LIMITED


			      By  s/
				     Title:  Director

			      BANKERS TRUST COMPANY,
				Individually and as Agent


			      By s/ Dana Klein
				    Title:  Vice President


			      ABN AMRO BANK N.V. NEW YORK

				BRANCH


			      By s/__________________________
				      Title:


			      By s/__________________________
				     Title:

			      THE BANK OF NOVA SCOTIA


			      By s/__________________________
				      Title:

			      COMPAGNIE FINANCIERE DE CIC ET
				DE L'UNION EUROPEENNE


			      By s/Brian O'Leary
				    Title:   Vice President


			      By  s/ Sean Mounier
				Title:  First Vice President

			      NATIONSBANK, N.A.


			      By s/
				    Title:  Vice President

			      UNITED JERSEY BANK


			      By s/Lawrence F. Zema
				    Title:  Vice President & Regional Manager

			      BANQUE FRANCAISE DU COMMERCE
				EXTERIEUR


			      By s/ Frederick K. Kammler
				    Title:  Vice President

			      By s/ William C. Maier
				   Title: Vice President - Group Manager

			      CREDIT LYONNAIS, NEW YORK
				BRANCH


			      By s/ Mary E. Collier
				    Title:


			      CORESTATES BANK, N.A.


			      By s/
				   Title:  Vice President

			      THE FIRST NATIONAL BANK OF
				BOSTON


			      By s/
				    Title: Director

			      FLEET BANK N.A.


			      By s/___________________________
				    Title: Senior Vice President

			      THE NORTHERN TRUST COMPANY


			      By  s/Lawson E. Whiting
				     Title:  Commercial Banking Officer

			      TORONTO DOMINION (NEW YORK),
				  INC.

				By s/Debbie A. Greene
				      Title:  Vice President

			      MIDLAND BANK PLC NEW YORK
			      BRANCH


			      By s/
				   Title:  Authorized Signatory